UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☒	Preliminary Information statement

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☐	Definitive Information Statement

INTUITIVE MACHINES, INC.
(Name of Registrant as Specified in Its Charter)

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INTUITIVE MACHINES, INC.

13467 Columbia Shuttle Street
Houston, TX 77059
(281) 520-3703

INFORMATION STATEMENT

To the Holders of Class A Common Stock and Class C Common Stock of Intuitive Machines, Inc.,

This Information Statement is being circulated to the stockholders of record of the outstanding Class A common stock, $0.0001 par value per share (the “Class A Common Stock”) and Class C common stock, $0.0001 par value per share (the “Class C Common Stock” together with the Class A Common Stock, the “Common Stock”), of Intuitive Machines, Inc. (the “Company”), as of the close of business on January 16, 2024, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our stockholders of actions taken by written consent of the holder of a majority of the outstanding voting stock of the Company, holding approximately 89% of the outstanding voting Common Stock (the “Majority Stockholders”). This Information Statement shall be considered the notice required under Section 228(e) of the General Corporation Law of the State of Delaware (the “DGCL”).

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

The following action was authorized by written consent of the Majority Stockholders:

Warrant Exercise Agreement

On January 10, 2024, the Company entered into a warrant exercise agreement (the “warrant exercise agreement”) with an existing accredited investor (the “Investor”) to exercise in full an outstanding Series B Common Stock Purchase Warrant (the “Exercise”) to purchase up to an aggregate of 4,705,883 shares of the Company’s Class A common stock (the “Existing Series B Warrant”). In consideration for the immediate and full exercise of the Existing Series B Warrant for cash, the Investor received (i) a new unregistered Series A Common Stock Purchase Warrant to purchase up to an aggregate of 4,705,883 shares of the Company’s Class A common stock (the “New Series A Warrant”) and (ii) a new unregistered Series B Common Stock Purchase Warrant to purchase up to an aggregate of 4,705,883 shares of the Company’s Class A common stock (the “New Series B Warrant” and together with the New Series A Warrant, the “New Warrants”) in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) (such private placement, the “Private Placement”). In connection with the Exercise, the Company also agreed to reduce the exercise price of the Existing Series B Warrant from $4.75 to $2.50 per share and the exercise price of a Series A Common Stock Purchase Warrant held by the Investor, which is exercisable for up to 4,705,883 shares of the Company’s Class A common stock (the “Existing Series A Warrant” and together with the Existing Series B Warrant, the “Existing Warrants”), from $4.75 to $2.75 per share.

The New Series A Warrant will become exercisable commencing upon the Company’s receipt of written consent approving the adoption of the warrant exercise agreement and other actions required for the reservation of the shares of Class A Common Stock as described in the warrant exercise agreement from holders representing more than 50% of the voting power of the Company’s outstanding voting stock eligible to vote at a meeting of the Company’s stockholders in lieu of a special meeting (the “Stockholder Approval”), including following expiration of any waiting period required pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with an expiration date five and one-half years after the date of the Stockholder Approval, with an exercise price per share equal to $2.75. The New Series B Warrant will become exercisable commencing upon the Company’s receipt of final Stockholder Approval, including following expiration of any waiting period required pursuant to Section 14C of the Exchange Act, with an expiration date of 18 months after the date of the Stockholder Approval, with an exercise price per share equal to $2.75.

The gross proceeds to the Company from the Exercise was approximately $11.8 million, prior to deducting estimated offering expenses.

The Company is subject to the NASDAQ Stock Market’s Listing Rules because our Class A Common Stock is currently listed on the NASDAQ Capital Market (“NASDAQ”). The issuance of shares of Class A Common Stock upon the exercise of the New Warrants (such shares, the “New Warrant Shares”) implicates certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on NASDAQ. The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date. (the “Shareholder Approval”).

The Majority Stockholders, in accordance with NASDAQ Listing Rules 5635(d) approved the issuance of shares of Class A Common Stock issuable upon exercise of the New Warrants.

The Majority Stockholders consent we have received constitutes the only stockholder approval required under the DGCL, NASDAQ Listing Rule 5635(d), our Certificate of Incorporation and our By-Laws, to approve the issuance of the Class A Common Stock issuable upon exercise of the New Warrants. Our Board of Directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders.

By order of the Board of Directors

Steve Altemus
Chief Executive Officer and Director

January 16, 2024

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF
DIRECTORS OF THE COMPANY. WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT
(Preliminary)

January 16, 2024

GENERAL INFORMATION

Intuitive Machines, Inc., a Delaware corporation, with its principal executive offices located at 13467 Columbia Shuttle Street Houston, TX 77059, is sending you this Notice and Information Statement to notify you of an action that the Majority Stockholders have taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company,” “Intuitive Machines,” “Intuitive Machines, Inc.,” “we,” “us,” or “our” are to Intuitive Machines, Inc., and, to the extent applicable, its subsidiaries. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the Common Stock held of record by them.

Copies of this Information Statement are being mailed on or about January 26, 2024, to the holders of record of the outstanding shares of our Common Stock on January 16, 2024, which we refer to as the “Record Date.”

Background

The following action was approved by the written consent of the Majority Stockholders holding approximately 89% of the voting power on January 16, 2024, in lieu of a special meeting.

Warrant Exercise Agreement

On January 10, 2024, the Company entered into a warrant exercise agreement with an Investor to Exercise the Existing Series B Warrant. In consideration for the immediate and full exercise of the Existing Series B Warrant for cash, the Investor received the New Warrants in a private placement pursuant to Section 4(a)(2) of the Securities Act. In connection with the Exercise, the Company also agreed to reduce the exercise price of the Existing Series B Warrant from $4.75 to $2.50 per share and the exercise price of Existing Series A Warrant from $4.75 to $2.75 per share.

The New Series A Warrant will become exercisable commencing upon the Company’s receipt of final Stockholder Approval, including following expiration of any waiting period required pursuant to Section 14C of the Exchange Act, with an expiration date five and one-half years after the date of the Stockholder Approval, with an exercise price per share equal to $2.75. The New Series B Warrant will become exercisable commencing upon the Company’s receipt of final Stockholder Approval, including following expiration of any waiting period required pursuant to Section 14C of the Exchange Act, with an expiration date of 18 months after the date of the Stockholder Approval, with an exercise price per share equal to $2.75.

The gross proceeds to the Company from the Exercise was approximately $11.8 million, prior to deducting estimated offering expenses.

NASDAQ Listing Requirements and the Necessity of Stockholder Approval

The Company is subject to the NASDAQ Stock Market’s Listing Rules because our Class A Common Stock is currently listed on the NASDAQ Capital Market (“NASDAQ”). The issuance of the New Warrant Shares implicate certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on NASDAQ.

The Majority Stockholders, in accordance with NASDAQ Listing Rule 5635(d), approved the adoption of the warrant exercise agreement and other actions required for the reservation of the shares of Class A Common Stock as described in the warrant exercise agreement.

The Majority Stockholders consent we have received constitutes the only stockholder approval required under the DGCL, NASDAQ Listing Rule 5635(d), our Certificate of Incorporation and our By-Laws, to approve the issuance of the Class A Common Stock issuable upon exercise of the New Warrants. Our Board of Directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY, AND
YOU ARE REQUESTED NOT TO SEND A PROXY.

ACTION TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the Board of Directors of the Company and the Majority Stockholder.

APPROVAL OF THE ISSUANCE OF CLASS A COMMON STOCK
UPON EXERCISE OF THE NEW WARRANTS, IN ACCORDANCE WITH APPLICABLE NASDAQ LISTING RULES

Warrant Exercise Agreement

On January 10, 2024, the Company entered into a warrant exercise agreement with an Investor to Exercise the Existing Series B Warrant. In consideration for the immediate and full exercise of the Existing Series B Warrant for cash, the Investor received the New Warrants in a private placement pursuant to Section 4(a)(2) of the Securities Act. In connection with the Exercise, the Company also agreed to reduce the exercise price of the Existing Series B Warrant from $4.75 to $2.50 per share and the exercise price of Existing Series A Warrant from $4.75 to $2.75 per share.

The New Series A Warrant will become exercisable commencing upon the Company’s receipt of final Stockholder Approval, including following expiration of any waiting period required pursuant to Section 14C of the Exchange Act, with an expiration date five and one-half years after the date of the Stockholder Approval, with an exercise price per share equal to $2.75. The New Series B Warrant will become exercisable commencing upon the Company’s receipt of final Stockholder Approval, including following expiration of any waiting period required pursuant to Section 14C of the Exchange Act, with an expiration date of 18 months after the date of the Stockholder Approval, with an exercise price per share equal to $2.75.

The gross proceeds to the Company from the Exercise was approximately $11.8 million, prior to deducting estimated offering expenses.

The warrant purchase agreement requires the Company to satisfy the shareholder approval requirements of NASDAQ Listing Rule 5635, require the Company to file a preliminary information statement on Schedule 14C in connection with the issuance of shares in excess of Exchange Cap under the Financing Transactions with SEC within 15 calendar days of closing, and file a definitive information statement as soon as permissible.

Stockholders Entitled to Receive Notice of Action by Written Consent

Section 228 of the DGCL provides that, unless otherwise provided in the Company’s Certificate of Incorporation or bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. Neither the Company’s certificate of incorporation nor its by-Laws prohibit the taking of action by its stockholders by written consent. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize this provision under Delaware law and obtained the written consent of the holders of a majority in interest of our voting securities.

NASDAQ Listing Requirements and the Necessity of Stockholder Approval

The Company is subject to the NASDAQ Listing Rules because our Common Stock is currently listed on NASDAQ. The issuance of the New Warrant Shares, implicates certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on NASDAQ, as follows:

•NASDAQ Listing Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial stockholders of the issuer, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.

As a result of result of the Private Placement, the potential exists that the issuance of New Warrant Shares upon the exercise of the New Warrants could cause the Company to exceed the 20% threshold in Rule 5635(d)).

The Majority Stockholders, in accordance with NASDAQ Listing Rules 5635(d), approved the issuance of shares of Common Stock issuable upon exercise of the New Warrants.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the corporate action being taken pursuant to the written consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement to holders of our Common Stock as of the Record Date. On the 20th calendar day after the first mailing or other delivery of this Information Statement, the action taken by written consent of the Majority Stockholders described above will become effective. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holder of a majority of our outstanding Common Stock.

Dissenter’s Rights of Appraisal

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the issuance of the Common Stock issuable upon the exercise of Warrants.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will reimburse brokerage houses, nominees, custodians, fiduciaries and other like parties for reasonable expenses incurred in sending the Information Statement to beneficial owners of our Common Stock.

OUTSTANDING VOTING SECURITIES

Each share of our Class A Common Stock entitles its holder to one vote per share on each matter submitted to stockholders and each share of our Class C Common Stock entitles its holder to three votes per share on each matter submitted to stockholders. As of the Record Date, 96,644,771 shares of Common Stock were issued and outstanding and entitled to take action by written consent and to receive notice of the action taken by written consent, and 70,909,012 shares owned by the Majority Stockholders, Ghaffarian Enterprises, LLC Intuitive Machines KG Parent, LLC, GM Enterprises, LLC, Stephen and Brunella Altemus Living Trust and Timothy P. Crain, consented in favor of the actions to be taken, constituting approximately 89% of the total shares of Common Stock outstanding as of the Record Date.

On January 12, 2024, the Majority Stockholders executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth beneficial ownership of our common stock as of January 12, 2024 by:
•      each person who is known to be the beneficial owner of more than 5% of shares of our common stock;
•      each of our current named executive officers and directors; and
•      all current executive officers and directors as a group.
The information below is based on an aggregate of 25,735,759 shares of Class A Common Stock, and 70,909,012 shares of Class C Common Stock issued and outstanding as of January 12, 2024. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including warrants that are currently exercisable or exercisable within 60 days. Voting power represents the combined voting power of shares of Class A Common Stock and Class C Common Stock owned beneficially by such person. On all matters to be voted upon, holders of shares of Class A Common Stock and Class C Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval and holders of Class C Common Stock are entitled to three votes per share on all matters submitted to the stockholders for their vote or approval.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares of Class A Common Stock	% of Ownership	Number of Shares of Class B Common Stock	% of Ownership	Number of Shares of Class C Common Stock	% of Ownership	Number of Shares of Class A, Class B, and Class C Common Stock	% of Total Voting Power
5% Holders
Guy Shanon(2)(3)	11,417,104	33.7%	—	—	—	—	11,417,104	4.8%
Kingstown Capital Management, LP(3)	7,216,306	23.0%	—	—	—	—	7,216,306	3.0%
Kingstown Management GP, LLC(3)	7,216,306	23.0%	—	—	—	—	7,216,306	3.0%
Armistice Capital, LLC(10)	23,529,415	59.0%	—	—	—	—	23,529,415	9.9%
Directors and Executive Officers of Intuitive Machines
Stephen Altemus(5)(9)	—	—	—	—	16,581,703	23.4%	16,581,703	20.9%
Kamal Ghaffarian(6)(9)	727,394	2.8%	—	—	43,825,852	61.8%	44,553,246	55.4%
Timothy Crain(7)(9)	—	—	—	—	10,501,457	14.8%	10,501,457	13.2%
Erik Sallee(8)(9)	111,249	*	—	—			111,249	*
Michael Blitzer(4)	4,200,798	14.9%	—	—			4,200,798	1.8%
William Liquori	—	—	—	—			—	—%
Robert Masson	—	—	—	—			—	—%
Nicole Seligman	—	—	—	—			—	—%
All directors and executive officers as a group (9 individuals	5,372,878	18.3%	—	—	70,909,012	100.0%	76,281,890	91.5%

*    Less than 1%
(1)    Unless otherwise noted, the business address of each of those listed in the table above is c/o Intuitive Machines, LLC, 13467 Columbia Shuttle Street, Houston, TX 77059.

(2)    Consists of (i) 1,662,673 shares of Class A Common Stock and (ii) 2,538,125 shares of Class A Common Stock underlying Private Placement Warrants which are currently exercisable (without giving effect to the 9.8% beneficial ownership blocker described in the Warrant Agreement). Such securities were distributed by Inflection Point Holdings LLC to Guy Shanon for no consideration in accordance with Inflection Point Holdings LLC’s limited liability company agreement.
(3)    Kingstown 1740 Fund, LP (“Kingstown 1740”) is the record holder of such shares. Kingstown Capital Management, L.P. (“KCM”) is the investment manager of Kingstown 1740. Kingstown Management GP LLC (“KMGP”) is the general partner of KCM. Kingstown Capital Partners LLC (“KCP”) is the general partner of Kingstown 1740. Michael Blitzer and Guy Shannon are the managing members of KMGP and KCP. KCM, KMGP, KCP and Mr. Shanon share voting investment discretion with respect to the securities held by Kingstown 1740. Notwithstanding his roles with KCM, KMGP and KCP, Mr. Blitzer has relinquished voting power and dispositive power over securities held by entities managed or controlled by KCM, KMGP and/or KMGP. Each of KCM, KMGP, KCP, Mr. Blitzer and Mr. Shanon disclaims beneficial ownership over any securities directly held by Kingstown 1740 other than to the extent of its/his respective pecuniary interest therein, directly or indirectly. Such amounts consist of the following securities owned by Kingstown 1740 (i) 1,585,904 shares of Class A Common Stock, (ii) 3,218,750 shares of Class A Common Stock underlying warrants which are currently exercisable, (iii) 1,931,000 shares of Class A Common Stock issuable upon conversion of 21,000 shares of Series A Preferred Stock at a conversion price of $5.10 per share purchased by Kingstown 1740 in connection with the Series A Investment which are currently convertible (without giving effect to the 9.9% beneficial ownership blocker described in the form of Certificate of Designation (the “Certificate of Designation”)) and (iv) 570,652 shares of Class A Common Stock issuable upon exercise of Preferred Investor Warrants purchased by Kingstown 1740 in connection with the Series A Investment which are currently convertible (without giving effect to the 9.9% beneficial ownership blocker described in the form of Preferred Investor Warrant). The principal business office of Kingstown 1740 is c/o Kingstown Capital Management L.P., 167 Madison Avenue, Suite 205 #1033, New York, New York 10016.
(4)    Consists of (i) 1,662,673 shares of Class A Common Stock and (ii) 2,538,125 shares of Class A Common Stock underlying Private Placement Warrants which are currently exercisable (without giving effect to the 9.8% beneficial ownership blocker described in the Warrant Agreement). Such securities were distributed by Inflection Point Holdings LLC to Mr. Blitzer for no consideration in accordance with Inflection Point Holdings LLC’s limited liability company agreement. Mr. Blitzer’s principal place of business in located at 167 Madison Avenue, Suite 205 #1033, New York, New York 10016.
(5)    Reflects 16,581,703 Intuitive Machines, LLC Common Units and a corresponding number of shares of Class C Common Stock held of record by a revocable trust of which Mr. Altemus is a trustee and exercises investment discretion.
(6)    Consists of (i) 2,026,015 Intuitive Machines, LLC Common Units and a corresponding number of shares of Class C Common Stock held of record by GM Enterprises, LLC, (ii) 1,393,824 Intuitive Machines, LLC Common Units and a corresponding number of shares of Class C Common Stock held of record by Intuitive Machines KG Parent, LLC, (iii) (x) 40,406,013 Intuitive Machines, LLC Common Units and a corresponding number of shares of Class C Common Stock and (y) 64,328 shares of Class A Common Stock held of record by Ghaffarian Enterprises, LLC (“Ghaffarian Enterprises”) and (iv) 67,434 restricted stock units (“RSUs”) awarded to Dr. Kamal Ghaffarian on November 15, 2023, each of which represents a contingent right to receive one share of Class A Common Stock. The RSUs will vest in full on the earlier to occur of the first anniversary of the grant date and the date of the next annual meeting following the grant date. The RSUs do not expire. Dr. Kamal Ghaffarian may also be deemed to beneficially own (i) 459,762 shares of Class A Common Stock issuable upon conversion of 5,000 shares of Series A Preferred Stock at a conversion price of $5.10 per share purchased by Ghaffarian Enterprises in connection with the Series A Investment which are currently convertible (without giving effect to the 9.9% beneficial ownership blocker described in the form of Certificate of Designation) and (ii) 135,870 shares of Class A Common Stock issuable upon exercise of Preferred Investor Warrants purchased by Ghaffarian Enterprises in connection with the Series A Investment which are currently exercisable (without giving effect to the 9.9% beneficial ownership blocker described in the form of Preferred Investor Warrant). Dr. Kamal Ghaffarian is the sole trustee of a revocable trust, which is the sole member of each of Ghaffarian Enterprises, GM Enterprises, LLC and Intuitive Machines KG Parent, LLC. As a result, Dr. Kamal Ghaffarian may be deemed to share beneficial ownership of the securities reported herein, but disclaims beneficial ownership. The principal business office of Dr. Kamal Ghaffarian is 5937 Sunnyslope Drive, Naples, FL 34119. The principal business office of each of Ghaffarian Enterprises, GM Enterprises, LLC and Intuitive Machines KG Parent, LLC is 801 Thompson Avenue, Rockville, MD 20852.
(7)    Reflects 10,501,457 Intuitive Machines, LLC Common Units and a corresponding number of shares of Class C Common Stock.
(8)    Mr. Sallee may be deemed to beneficially own 111,249 Intuitive Machines, LLC Common Units and a corresponding number of shares of Class B Common Stock issuable upon the exercise of stock options that vest within 60 days of this information statement.
(9)    Each Intuitive Machines, LLC Common Unit, when paired with one share of Class B Common Stock or one share of Class C Common Stock, will be exchangeable, in tandem with the cancellation of the paired share of Class B Common Stock or share of Class C Common Stock, for one share of Class A Common Stock. Holders of Intuitive Machines, LLC Common Units will be permitted to exchange such Intuitive Machines, LLC Common Units (along with the cancellation of the paired share of Class B Common Stock or share of Class C Common Stock) for shares of Class A Common Stock on a one-for-one basis pursuant to the A&R Operating Agreement (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications) or at the election of Intuitive Machines, Inc. (determined by a majority of the directors of Intuitive Machines, Inc. who are disinterested with respect to such determination), cash from a substantially concurrent public offering or private sale in an amount equal to the net amount, on a per share basis, of cash received as a result of such public offering or private sale.
(10)    Consists of (i) 4,705,883 PIPE Shares, (ii) 4,705,883 shares of Class A Common Stock issued upon the exercise of the Existing Series B Warrant, (iii) up to 4,705,883 shares of Class A Common Stock issuable upon the exercise of the Existing Series A Warrant and (iv) an aggregate of 9,411,766 shares of Class A Common Stock issuable upon the exercise of the New Warrants held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”). The Existing Series A Warrant is immediately exercisable and subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of such Existing Series A Warrant that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of Class A Common Stock in excess of the beneficial ownership limitation. The New Warrants will become exercisable upon the Company’s receipt of final Stockholder Approval, including following expiration of any waiting period required pursuant to Section 14C of the Exchange Act, and are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of such New Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of Class A Common Stock in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the beneficial ownership limitations. The securities are directly held by the Master Fund and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts contained in this information statement are forward-looking statements. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this information statement, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to statements regarding our expectations and plans relating to our first mission to the moon, including the expected timing there of and our progress and preparation thereof; our expectations with respect to, among other things, demand for our product portfolio, our submission of bids for contracts; our expectations regarding protests of government contracts awarded to us; our operations, our financial performance and our industry; our business strategy, business plan, and plans to drive long term sustainable shareholder value; our expectations on revenue and cash generation. These forward-looking statements reflect the Company’s predictions, projections or expectations based upon currently available information and data. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual outcomes or results to differ materially from those indicated by the forward-looking statements in this information statement.

•our reliance upon the efforts of our Board and key personnel to be successful;
•our limited operating history;
•our failure to manage our growth effectively;
•competition from existing or new companies;
•unsatisfactory safety performance of our spaceflight systems or security incidents at our facilities;
•failure of the market for commercial spaceflight to achieve the growth potential we expect;
•any delayed launches, launch failures, failure of our satellites or lunar landers to reach their planned orbital locations, significant increases in the costs related to launches of satellites and lunar landers, and insufficient capacity available from satellite and lunar lander launch providers;
•our customer concentration;
•risks associated with commercial spaceflight, including any accident on launch or during the journey into space;
•risks associated with the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in our operations;
•our reliance on a limited number of suppliers for certain materials and supplied components;
•failure of our products to operate in the expected manner or defects in our products;
•counterparty risks on contracts entered into with our customers and failure of our prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations;
•failure to comply with various laws and regulations relating to various aspects of our business and any changes in the funding levels of various governmental entities with which we do business;
•our failure to protect the confidentiality of our trade secrets and know how;
•our failure to comply with the terms of third-party open source software our systems utilize;

•our ability to maintain an effective system of internal control over financial reporting, and to address and remediate existing material weaknesses in our internal control over financial reporting;
•the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year, and our dependence on U.S. government contracts;
•our failure to comply with U.S. export and import control laws and regulations and U.S. economic sanctions and trade control laws and regulations;
•uncertain global macro-economic and political conditions (including as a result of a failure to raise the “debt ceiling”) and rising inflation;
•our history of losses and failure to achieve profitability in the future;
•our public securities’ potential liquidity and trading; and
These forward-looking statements are based on information available as of the date of this information statement and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.
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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this Information Statement, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

•Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 15, 2023, August 14, 2023 and November 13, 2023, respectively.
•Current Reports on Form 8-K filed with the SEC on February 14, 2023, February 15, 2023 and January 11, 2024.
•The description of our common stock contained in the section entitled “Description of Capital Stock” in the prospectus on Form 424(b)(3) (Registration No. 333-274621) filed with the SEC on October 3, 2023.

Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

INTUITIVE MACHINES, INC.
13467 Columbia Shuttle Street
Houston, TX 77059
(281) 520-3703
Attention: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.intuitivemachines.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

By order of the Board of Directors

Steve Altemus
Chief Executive Officer and Director

January 16, 2024